UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2016

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Global Technologies Corp.

(Former name of registrant)

Delaware	333-202164	47-1685128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

83 South Street, Suite 101, Freehold, New Jersey 07728

(Address of principal executive offices) (zip code)

(917) 930-8118

(Registrant's telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Avalon Globocare Corp. (f/k/a Global Technologies Corp.) (“Avalon Globocare” or the “Company”) from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company's management as well as estimates and assumptions made by the Company's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Company’s or Company’s management identify forward looking statements.  Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled "Risk Factors") relating to the Company’s industry, the Company’s operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Company’s management believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Company's pro forma financial statements and the related notes filed with this Form 8-K.

In this Form 8-K, references to "we," "our," "us," the "Company," or "Avalon Globocare" refer to Avalon Globocare Corp. (f/k/a Global Technologies Corp.), a Delaware corporation.

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 19, 2016, we entered into and closed a Share Exchange Agreement with the shareholders of Avalon Healthcare System, Inc., a Delaware corporation (“AHS”), each of which are accredited investors (“AHS Shareholders”) pursuant to which we acquired 100% of the outstanding securities of AHS in exchange for 50,000,000 shares of our common stock (the “AHS Acquisition”). Considering that, following the acquisition, the AHS Shareholders control the majority of our outstanding voting common stock and we effectively succeeded our otherwise minimal operations to those that are theirs, AHS is considered the accounting acquirer in this reverse-acquisition transaction.  A reverse-acquisition transaction is considered, and accounted for as, a capital transaction in substance; it is equivalent to the issuance of AHS securities for our net monetary assets, which are deminimus, accompanied by a recapitalization. Accordingly, we have not recognized any goodwill or other intangible assets in connection with this reverse acquisition transaction. AHS is the surviving and continuing entities and the historical financials following the reverse acquisition transaction will be those of AHS.  We were a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately prior to our acquisition of AHS pursuant to the terms of the Share Exchange Agreement.  As a result of such acquisition, our operations now are focused on providing outsourced, customized international healthcare services to the rapidly changing health care industry primarily focused in the Peoples Republic of China. We are also pursuing the provision of these services in the United States as well as certain strategic partnerships and property ownership and management. AHS owns 100% of the capital stock of Avalon (Shanghai) Healthcare Technology Co., Ltd. (“Avalon Shanghai”), which is a wholly foreign-owned enterprise organized under the laws of the People’s Republic of China (“PRC” or “China”). Avalon Shanghai was incorporated on April 29, 2016 and is engaged in medical related consulting services for customers. Consequently, we believe that acquisition has caused us to cease to be a shell company as we no longer have nominal operations.

On September 29, 2016, effective October 18, 2016, the Company filed a Certificate of Amendment of Certificate of Incorporation (the “Certificate”) with the State of Delaware to (i) effect a reverse stock split of its outstanding and authorized shares of common stock at a ratio of 1 for 4 (the “Reverse Stock Split”) and (ii) effectuate a name change ("Name Change"). Fractional shares that resulted from the Reverse Stock Split will be rounded up to the next highest number. As a result of the Name Change, the Company's name changed from "Global Technologies Corp." to "Avalon Globocare Corp.". The Certificate was approved by the majority of the Company's shareholders and by the Board of Directors of the Company. The effective date of the Reverse Stock Split and the Name Change is October 18, 2016.

In connection with the above, the Company filed an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority. The Reverse Stock Split and the Name Change were implemented by FINRA on October 18, 2016. Our symbol on the OTCQB will be GTHCD for 20 business days from October 18, 2016 (the “Notification Period”). Following the Notification Period, our symbol will be changed to “AVCO”. Our new CUSIP number is 05344R 104.

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Overview

We are a provider of outsourced, customized international healthcare services to the rapidly changing health care industry primarily focused in the Peoples Republic of China (“PRC” or “China”). We are also pursuing the provision of these services in the United States as well as certain strategic partnerships and property ownership and management. We leverage our intellectual capital to help our clients solve their most critical business problems with the goal of facilitating and empowering their growth, development, as well as competitiveness. As of October 2016, we serve three clients. Wenzhao Lu, our Chairman and significant shareholder, is the Chairman of each of the three clients that provided the prepayments. Through our services we address a range of clinical and business issues. More specifically, the recent healthcare reform in China has accelerated the demand for international platforms and resources by our healthcare clients in the PRC. These international healthcare resources provided by our company include, but are not limited to, the following: regulatory support (“green channels”), R&D facilitation and optimization, product commercialization, medical and surgical referral services, network of authoritative key opinion leaders (KOLs), medical second opinion (MSO), high-end health and medical tourism, professional training and exchange programs, global clinical collaborations, organizing international specialty conferences, as well as international multi-center clinical studies. Our authoritative and eminent network of KOLs offer professional advices, and therefore facilitating myriad of clinical practices and research collaborations, sharing of medical, surgical, and bio-research experiences, co-authorship of clinical/scientific publications, as well as engaging in tele-medicine programs. In performing our services, we evaluate existing practices indentifying ineffective practices to be replaced by practices that are superior in the healthcare industry. We also assist in setting strategic direction, address key operational challenges and assist in adopting and implementing best practices to improve performance.

The value of the Renminbi ("RMB"), the main currency used in China, fluctuates and is affected by, among other things, changes in China's political and economic conditions. The conversion of RMB into foreign currencies such as the U.S. dollar have generally been based on rates set by the People's Bank of China, which are set daily based on the previous day's interbank foreign exchange market rates and current exchange rates on the world financial markets.

Our Markets

We have focused on providing insight-driven, differentiated, scalable, and renewable solutions to the rapidly transforming health care industry in the PRC. Within the health care market, we serve hospitals, health systems, independent medical groups, pharmaceutical, biotechnology, and medical device companies.

Health care organizations in the PRC need to rapidly modernize their capabilities in order to keep up with the growing and aging population. These organizations rely on external service providers to help them develop strategies, consolidate and analyze data, improve operations and processes, and train staff in order to remain competitive in a dynamic industry environment that is seeking to modernize. We believe that certain characteristics of the health care industry make this industry suited for our business model in the PRC. The health care industry in PRC is undergoing tremendous change. Health care providers are facing an aging population, increasing cost and margin pressures, new regulations that are in process of being finalized and in turn implemented will have a significant impact. During this critical period for healthcare institutions in the PRC, they will be in greater need of, and are actively seeking, improvements to their organization to address their mounting challenges. Our clients face many of the same complex strategic, operational, and management issues including increasing revenue, reducing costs, improving productivity and performance, managing innovation, reengineering business processes, and complying with new government regulations. We believe that our target market consists of over 100 health care organizations located throughout the PRC.

Services

Our services are targeted at serving our clients and using our insights and deep expertise to produce tangible and significant results. Our services include research studies; executive education; daily online executive briefings; tailored expert advisory services; and consulting and management services. We typically charge an annual fee. Through our services we attempt to focus our clients on important problems by providing an analysis of the evolving healthcare industry and the methods prevalent in the industry to solve those problems. We target these solutions to the clients specific strategic challenges, operational issues, and management concerns. As part of this, we provide personnel support for each client that will provide counsel, business planning and support.

Annual Fee

We generally charge a fixed annual fee to be retained for our services which can vary depending on the work required.

Sales and Marketing

We seek to develop new business through relationship developed by our senior management, which have extensive contacts throughout the healthcare system in the PRC. Once a client is retained, our executives then develop an operations plan for maintaining and managing the client.

Strategic Partnerships

We intend to pursue partnership or branding agreements in PRC and the United States. This will include four distinct proprietary programs: Avalon Cell, Avalon Fertility, Avalon Precision Medicine and Avalon Rehab.

In this line of business we intend to pursue hospitals or other healthcare facilities in the PRC with intent to strategically partner with our company in order to establish these program(s). We will contribute technology, professional management, marketing, and branding, while the strategic partner will provide space for operation. We will retain a percentage of revenue from each program.

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Avalon Cell

Avalon Cell will be focused on developing cell-based therapeutics and technologies with emphasis in the field of regenerative medicine and cancer immunotherapy. Based on the expertise and experience of Daopei Medical Group as well as CEO Dr. David Jin (former faculty at Ansary Stem Cell Institute at Weill Cornell Medical College of Cornell University, and former Chief Medical Officer of BioTime Inc.), we believe our management team has a strong technical background to provide full-suite of cell-based therapies via our “Avalon Cell” program.

Avalon Fertility

Through this program, together with our partners, we intend to mainly provide state-of-the-art fertility treatment to couples and individuals seeking help conceiving. The technology will include invitro fertilization (IVF), infertility treatment services, intracytoplasmic sperm injection (ICSI), preimplantation genetic diagnosis (PGD), and egg/sperm/embryos/ovarian tissue cryopreservation.

Avalon Precision Medicine

Precision medicine program includes specialty laboratories, next-generation sequencing (NGS) services, and healthcare “Big Data” management to facilitate personalized medicine in screening, diagnosis, treatment and prognosis. Through our Avalon PM program together with our partners, we will design and facilitate healthcare “Big Data” for our clients with upstream-downstream integration of molecular information, pathology, imaging data, as well as clinical management practices. We provide services to our clients for bio-banking – including standardization and management in clinical specimen collection, procurement, and storage (DNA, RNA, serum proteins, cells, tissues, body fluids, organs). We also provide blueprints and setup for ISO, good manufacturing practices, implementation of clinical laboratory improvements with stringent categorization and state-of-the-art procurement and storage facilities.

We intend to develop with our partners the entire workflow in the field of precision laboratory biology including automated DNA/RNA extraction, liquid handling, polymerase chain reaction /quantitative polymerase chain reaction, Saenger Sequencing, Next Generation Sequencing, DNA/RNA fragment analysis, FACS, state-of-the-art fluorescence in situ hybridization and chromosome mapping/karyotyping, as well as fusion gene analysis. We will also offer application support customized for forensics, clinical applications, food industry, and veterinary medicine.

Avalon Rehab

We believe a growing trend in the PRC is in the sectors of eldercare and rehabilitation medicine for chronic diseases. We intend to partner with healthcare organizations to integrate global technology and resources in geriatric medicine and rehabilitation medicine. We intend to offer a turnkey, full suite of management services including eldercare, home-care, geriatric specialty nursing, PT/OP training, nutrition, as well as smart and safe living environment for the elderly and individuals with chronic diseases. We will engage in strategic partnership agreement with our institutional clients in China, building the leading and most authoritative network of integrated eldercare and rehab/geriatric medicine.

Strategic Development

We intend to focus on three components. The initial component will be focused on acquiring and/or managing fixed assets including healthcare real estate as well as stem cell banks. In addition, we intend to pursue the acquisition and development healthcare related technologies through acquisition, licensing or joint ventures. We will also consider a third avenue of investing in certain technologies.

Intellectual Property

We have not applied for or received patent protection in the US or any other country, and, as a result, there is a distinct risk that we will not be able to adequately protect our intellectual property rights in these countries. We own and control a variety of trade secrets, confidential information, trademarks, trade names, copyrights, and other intellectual property rights that, in the aggregate, are of material importance to our business. We consider our trademarks, service marks, and other intellectual property to be proprietary, and rely on a combination of copyright, trademark, trade secret, non-disclosure, and contractual safeguards to protect our intellectual property rights.

Competition

We compete with a number of advisory firm offering similar service in PRC including consulting and strategy firms; market research, data, benchmarking, and forecasting providers; technology vendors and services firms; health care information technology firms; technology advisory firms; outsourcing firms; and specialized providers of educational and training services. Other organizations, such as state and national trade associations, group purchasing organizations, non-profit think-tanks, and database companies, also may offer research, consulting, tools, and education services to health care and education organizations.

We believe that the principal competitive factors in our market include quality and timeliness of our services, strength and depth of relationships with our clients, ability to meet the changing needs of current and prospective clients, measurable returns on customer investment, and service and affordability.

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Legal Proceedings

From time to time, we are subject to ordinary routine litigation incidental to our normal business operations. We are not currently a party to, and our property is not subject to, any material legal proceedings.

Employees

As of December 31, 2015, we employed approximately two employees that served as our executive officers. None of our employees are represented by a collective bargaining arrangement.

Government Regulation

The health care industry in the PRC is highly regulated and subject to changing political, legislative, regulatory, and other influences. Further, the healthcare industry is currently undergoing rapid change. We are uncertain how, when or in what context these new changes will be adopted or implemented. These new regulations could create unexpected liabilities for us, could cause us or our members to incur additional costs and could restrict our or our clients’ operations. Many of the laws are complex and their application to us, our clients, or the specific services and relationships we have with our members are not always clear. Our failure to anticipate accurately the application of these laws and regulations, or our other failure to comply, could create liability for us, result in adverse publicity, and otherwise negatively affect our business.

Despite efforts to develop its legal system over the past several decades, including but not limited to legislation dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, the PRC continues to lack a comprehensive system of laws. Further, the laws that do exist in the PRC are often vague, ambiguous and difficult to enforce, which could negatively affect our ability to do business in China and compete with other companies in our segments.

In September 2006, the Ministry of Commerce ("MOFCOM") promulgated the Regulations on Foreign Investors' Mergers and Acquisitions of Domestic Enterprises (“M&A Regulations”) in an effort to better regulate foreign investment in PRC. The M&A Regulations were adopted in part as a needed codification of certain joint venture formation and operating practices, and also in response to the government's increasing concern about protecting domestic companies in perceived key industries and those associated with national security, as well as the outflow of well-known trademarks, including traditional Chinese brands.

As a U.S. based company doing business in PRC, we seek to comply with all PRC laws, rules and regulations and pronouncements, and endeavor to obtain all necessary approvals from applicable PRC regulatory agencies such as the MOFCOM, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission, and the State Administration of Foreign Exchange ("SAFE").

Property

Our principal offices are located at 83 South Street, Suite 101, Freehold, New Jersey 07728, which includes general office space. We will pay $1,000 per month in rent commencing on November 1, 2016 and our lease will expire on October 31, 2017.

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RISK FACTORS

General Operating and Business Risks

Our limited operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We did not begin operations of our business through AHS until May 2015.  We have a limited operating history and have not generated revenue.  As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Reliance on the historical results may not be representative of the results we will achieve, particularly in our combined form.  Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues or expenses.  If we make poor budgetary decisions as a result of unreliable historical data, we could be less profitable or incur losses, which may result in a decline in our stock price.

AHS’s results of operations have not resulted in profitability and we may not be able to achieve profitability going forward.

AHS incurred a net loss amounting to $105,471 for the six months ended June 30, 2016.  In addition, as of June 30, 2016, AHS had a working capital surplus of only $22,372. If we incur additional significant operating losses, our stock price, may decline, perhaps significantly. Our management is developing plans to alleviate the negative trends and conditions described above.  Our business plan is speculative and unproven. There is no assurance that we will be successful in executing our business plan or that even if we successfully implement our business plan, that we will be able to curtail our losses now or in the future. Further, as we are a new enterprise, we expect that net losses will continue and our working capital deficiency will exacerbate.

We depend upon key personnel and need additional personnel.

Our success depends on the continuing services of Wenzhao Lu, David Jin and Meng Li, our executive officers and directors.  The loss of Mr. Lu, Dr. Jin or Ms. Li could have a material and adverse effect on our business operations. Additionally, the success of the Company’s operations will largely depend upon its ability to successfully attract and maintain competent and qualified key management personnel. As with any company with limited resources, there can be no guaranty that the Company will be able to attract such individuals or that the presence of such individuals will necessarily translate into profitability for the Company.  Our inability to attract and retain key personnel may materially and adversely affect our business operations.

We have entered into three consulting agreements with related parties. The loss of such customers could adversely impact our financial condition and results of operations.

As of June 30, 2016, AHS received an aggregate of $452,500 of prepayments from customers for services that had not yet been provided. Wenzhao Lu, our Chairman and significant shareholder, is the Chairman of each of the three clients that provided the prepayments. We maintain close working relationships with our three customers. The loss of any one major customer would have a material adverse effect on our financial condition or results of operation, the loss of more than one such major customer, or our failure to replace such customer with other customers, could have a material adverse effect on our financial condition and our results of operations.

Our auditors have issued a “going concern” audit opinion.

Our independent auditors have indicated, in their report on our December 31, 2015 financial statements, that there is substantial doubt about our ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to shareholders, in the event of liquidation.

We must effectively manage the growth of our operations, or our company will suffer.

To manage our growth, we believe we must continue to implement and improve our services. We may not have adequately evaluated the costs and risks associated with our planned expansion, and our systems, procedures, and controls may not be adequate to support our operations. In addition, our management may not be able to achieve the rapid execution necessary to successfully offer our products and services and implement our business plan on a profitable basis. The success of our future operating activities will also depend upon our ability to expand our support system to meet the demands of our growing business. Any failure by our management to effectively anticipate, implement, and manage changes required to sustain our growth would have a material adverse effect on our business, financial condition, and results of operations.

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Our business requires substantial capital, and if we are unable to maintain adequate financing sources our profitability and financial condition will suffer and jeopardize our ability to continue operations.

In connection with the strategic development portion of our business, we will need significant capital in order to implement acquisitions of real estate or technologies. In addition, we will need a significant amount of capital in order to fully implement our advisory business in order to fully grow our technology base and employee base. If we are unable to maintain adequate financing or other sources of capital are not available, we could be forced to suspend, curtail or reduce our operations, which could harm our revenues, profitability, financial condition and business prospects.

Our revenue and results of operations may suffer if we are unable to attract new clients, continue to engage existing client, or sell additional products and services.

We presently derive our revenue from annual consulting fees. Our growth therefore depends on our ability to attract new clients, maintain existing clients and sell additional products and services to existing clients. This depends on our ability to understand and anticipate market and pricing trends and our clients’ needs and our ability to deliver consistent, reliable, high-quality services. If we fail to engage new clients, continue to re-engage with our existing clients or to cross-sell additional services our results could be materially and adversely affect our operating results.

If we are unable to maintain our reputation and expand our name recognition, we may have difficulty attracting new business and retaining current members.

Our professional reputation is an important factor in attracting and retaining our members and in building relationships with the progressive health care and education organizations that supply many of the best practices we feature in our research. We believe that establishing and maintaining a good reputation and name recognition are critical for attracting and retaining members. Promotion and enhancement of our reputation will depend largely on our success in continuing to provide effective solutions. Our brand name and reputation will suffer, and our ability to attract new members or retain existing members could be adversely affected, if members do not perceive our solutions to be effective or of high quality or if there are inaccuracies or defects in our solutions.

If we are not able to offer new and valuable products and services, our business may suffer.

Our success depends on our ability to identify and develop new products and services that serve specific constituencies, to anticipate changing market trends, and to adapt our research and analysis to meet the changing needs of our clients. We may not be able to provide helpful and timely research and analysis of developments and trends in a manner that meets market needs. Any such failure could cause some of our existing products and services to become obsolete. This environment of rapid and continuous change presents significant challenges to our ability to provide our clients with timely consulting and management services for issues and topics of importance. As a result, we must continue to invest resources in development of new services in order to enhance our existing products and services and introduce new high-quality products and services that will appeal to members and potential members. If we are not able to offer new and valuable products and services, our business may suffer.

Our prospects will suffer if we are not able to hire, train, motivate, manage, and retain a significant number of highly skilled employees.

We only recently commenced business and we presently only have three clients. Wenzhao Lu, our Chairman and significant shareholder, is the Chairman of each of the three clients that provided the prepayments. Our future success depends upon our ability to hire, train, motivate, manage, and retain a significant number of highly skilled employees, particularly research analysts, technical experts, and sales and marketing staff. We will experience, competition for professional personnel from management consulting firms and other healthcare firms. Hiring, training, motivating, managing, and retaining employees with the skills we need is time consuming and expensive. Any failure by us to address our staffing needs in an effective manner could hinder our ability to continue to provide high-quality products and services and to grow our business.

We may experience significant delays in generating, or an inability to generate, revenue if potential clients take a long time to evaluate our products and services.

Our sales strategy is to market our products and services directly to health care organizations. If we are unable to sell additional products and services to our existing clients or engage new clients, our ability to increase our revenue could be materially adversely affected. Generally speaking, the sales cycle is extensive for our clients. We do not control many of the factors that will influence the decisions of these organizations regarding the purchase of our products and services. The evaluation process sometimes can be lengthy and involve significant technical evaluation and commitment of personnel by these organizations. The use of our products and services also may be delayed due to reluctance to change or modify existing procedures.

Potential liability claims may adversely affect our business.

Our services, which may include recommendations and advice to organizations regarding complex business and operational processes, regulatory and compliance issues, and labor practices, may give rise to liability claims by our clients or by third parties who bring claims against our clients. Healthcare organizations often are the subject of regulatory scrutiny and litigation, and we also may become the subject of such litigation based on our advice and services. Any such litigation, whether or not resulting in a judgment against us, may adversely affect our reputation and could have a material adverse effect on our financial condition and results of operations. We may not have adequate insurance coverage for claims against us.

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In accordance with our strategic development policy, we may invest in companies for strategic reasons and may not realize a return on our investments.

From time to time, we may make investments in companies. These investments may be for strategic objectives to support our key business initiatives but may also be stand alone investments or acquisitions. Such investments or acquisitions could include equity or debt instruments in private companies, many of which may be not be marketable at the time of our initial investment. These companies may range from early-stage companies that are often still defining their strategic direction to more mature companies with established revenue streams and business models. The success of these companies may depend on product development, market acceptance, operational efficiency, and other key business factors. The companies in which we invest may fail because they may not be able to secure additional funding, obtain favorable investment terms for future financings, or take advantage of liquidity events such as public offerings, mergers, and private sales. If any of these private companies fails, we could lose all or part of our investment in that company. If we determine that impairment indicators exist and that there are other-than-temporary declines in the fair value of the investments, we may be required to write down the investments to their fair value and recognize the related write-down as an investment loss.

Our growing operations in the PRC could expose us to risks that could have an adverse effect on our costs of operations.

Our client base is presently located in the PRC. We intend to grow this client base in the PRC as well as the United States. As a result, we expect to continue to add personnel in the PRC. With a significant focus of our operations in the PRC, our reliance on a workforce in the PRC exposes us to disruptions in the business, political, and economic environment in that region. Maintenance of a stable political environment between the PRC and the United States is important to our operations, and any disruption in this relationship may directly negatively affect our operations. Our operations in the PRC require us to comply with complex local laws and regulatory requirements and expose us to foreign currency exchange rate risk. Our operations may also be subject to reduced or inadequate protection of our intellectual property rights, and security breaches. Further, it may be difficult to transfer funds from our Chinese operations to our US parent company. Negative developments in any of these areas could increase our costs of operations or otherwise harm our business.

We face intense competition which could cause us to lose market share.

In the healthcare markets in the United States and the Peoples Republic of China, we will compete with large healthcare providers who have more significant financial resources, established market positions, long-standing relationships, and who have more significant name recognition, technical, marketing, sales, distribution, financial and other resources than we do. The resources available to our competitors to develop new services and products and introduce them into the marketplace exceed the resources currently available to us. This intense competitive environment may require us to make changes in our services, products, pricing, licensing, services, distribution, or marketing to develop a market position.

Our success is heavily dependent on protecting our intellectual property rights.

We rely on trade secret protections to protect our proprietary technology. Our success will, in part, depend on our ability to obtain trademarks and patents. We presently do not hold patents registered with the United States Patent and Trademark Office or the PRC State Intellectual Property Office. Although we have entered into confidentiality agreements with our employees and consultants, we cannot be certain that others will not gain access to these trade secrets. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act or Chinese anti-corruption law could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. Chinese anti-corruption law also strictly prohibits bribery of government officials. We have operations, agreements with third parties and make sales in China, where corruption may occur. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants, sales agents or distributors of our company, even though these parties are not always subject to our control. It is our policy to implement safeguards to prevent these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our company may engage in conduct for which we might be held responsible.

Violations of the FCPA or other anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the United States government may seek to hold our company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Our status as an emerging growth company may result in reduced disclosure obligations.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, which we refer to as the “JOBS Act,” and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies, that are not emerging growth companies, including, but not limited to, (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (2) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (3) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. Because of the reduced disclosure and because our business is conducted in the PRC, investors may find investing in our common shares less attractive as a result, which could have an adverse effect on our stock price.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We elected to opt out of such extended transition period and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Risks Related to Doing Business in China

If we become directly subject to the recent scrutiny, criticism and negative publicity involving certain U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved quickly.

Recently, U.S. public companies that have substantially all of their operations in China, particularly companies like us which have completed so-called reverse merger transactions, have been the subject of intense scrutiny, criticism and negative publicity by investors, short sellers, financial commentators and regulatory agencies, such as the United States Securities and Exchange Commission. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits, SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what affect this sector-wide scrutiny, criticism and negative publicity will have on our company, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation could be costly and time consuming and distract our management from growing our company. If such allegations are not proven to be groundless, our company and business operations will be severely impacted and your investment in our stock could be rendered worthless.

Adverse changes in political and economic policies of the PRC government could impede the overall economic growth of China, which could reduce the demand for our products and damage our business.

Presently, we generate our revenue in China although we intend to pursue various opportunities in the United States and our headquarters is based in the United States. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The PRC economy differs from the economies of most developed countries in many respects, including:

•	the higher level of government involvement;
•	the early stage of development of the market-oriented sector of the economy;
•	the rapid growth rate;
•	the higher level of control over foreign exchange; and
•	the allocation of resources.

As the PRC economy has been transitioning from a planned economy to a more market-oriented economy, the PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. While these measures may benefit the overall PRC economy, they may also have a negative effect on us or the healthcare industry in general.

Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the PRC government continues to exercise significant control over economic growth in China through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and imposing policies that impact particular industries or companies in different ways.

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Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of new healthcare investments and expenditures in China, which in turn could lead to a reduction in demand for our services and consequently have a material adverse effect on our business and prospects.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiary in the PRC. Our operating subsidiary is generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, all of our executive officers and almost all of our directors are residents of China and not of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to affect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations and subsidiary.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof.

We may be unable to complete a business combination transaction efficiently or on favorable terms due to complicated merger and acquisition regulations implemented on September 8, 2006.

The recent PRC Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors also governs the approval process by which a PRC company may participate in an acquisition of its assets or its equity interests. Depending on the structure of the transaction, the new regulation will require the Chinese parties to make a series of applications and supplemental applications to the government agencies. In some instances, the application process may require the presentation of economic data concerning a transaction, including appraisals of the target business and evaluations of the acquirer, which are designed to allow the government to assess the transaction. Government approvals will have expiration dates by which a transaction must be completed and reported to the government agencies. Compliance with the new regulations is likely to be more time consuming and expensive than in the past and the government can now exert more control over the combination of two businesses. Accordingly, due to the new regulation, our ability to engage in business combination transactions is extremely complicated, time consuming and expensive, and we may not be able to negotiate a transaction that is acceptable to our stockholders or sufficiently protect their interests in a transaction.

The new regulation allows PRC government agencies to assess the economic terms of a business combination transaction. Parties to a business combination transaction may have to submit to MOFCOM and the other government agencies an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets and in certain transaction structures, require that consideration must be paid within defined periods, generally not in excess of a year. The regulation also limits our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited. Therefore, such regulation may impede our ability to negotiate and complete a business combination transaction on financial terms that satisfy our investors and protect our stockholders’ economic interests.

Under the Current Enterprise Income Tax, or EIT, Law, we may be classified as a "resident enterprise" of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

We are a holding company incorporated under the laws of Delaware. We conduct substantially all of our business through our wholly-owned subsidiaries, and we derive all of our income from these entities. Prior to January 1, 2008, dividends derived by foreign enterprises from business operations in China were not subject to the Chinese enterprise income tax. However, such tax exemption ceased as of January 1, 2008 and thereafter with the effectiveness of the new Enterprise Income Tax Law, or EIT Law.

Under the EIT Law, if we are not deemed to be a “resident enterprise” for Chinese tax purposes, a withholding tax at the rate of 10% would be applicable to any dividends paid by our Chinese subsidiaries to us. However, if we are deemed to be a “resident enterprise” established outside of China whose “place of effective management” is located in China, we would be classified as a resident enterprise for Chinese tax purposes and thus would be subject to an enterprise income tax rate of 25% on all of our income, including interest income on the proceeds from this offering on a worldwide basis.

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The regulations promulgated pursuant to the EIT Law define the term “place of effective management” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc. of an enterprise.” The State Administration of Taxation issued a SAT Circular 82 on April 22, 2009, which provides that the “place of effective management” of a Chinese-controlled overseas-incorporated enterprise is located in China if the following requirements are satisfied: (i) the senior management and core management departments in charge of its daily operations function are mainly located in the PRC; (ii) its financial and human resources decisions are subject to determination or approval by persons or bodies located in the PRC; (iii) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and (iv) no less than half of the enterprise’s directors or senior management with voting rights reside in the PRC. SAT Circular 82 applies only to overseas registered enterprises controlled by PRC enterprises, not to those controlled by PRC individuals. If the Company’s non-PRC incorporated entities are deemed PRC tax residents, such entities would be subject to PRC tax under the EIT Law. The Company has analyzed the applicability of the EIT Law and related regulations, and for each of the applicable periods presented, the Company has not accrued for PRC tax on such basis.. In addition, although under the EIT Law and the related regulations dividends paid to us by our PRC subsidiaries would qualify as “tax-exempted income,” we cannot assure you that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. As a result of such changes, our historical operating results will not be indicative of our operating results for future periods and the value of our shares of common stock may be adversely affected. We are actively monitoring the possibility of “resident enterprise” treatment and are evaluating appropriate organizational changes to avoid this treatment, to the extent possible.

We may be subject to fines and legal sanctions if we or our Chinese employees fail to comply with PRC regulations relating to employee stock options granted by overseas listed companies to PRC citizens.

On December 25, 2006, the People’s Bank of China issued the Administration Measures on Individual Foreign Exchange Control, and its Implementation Rules were issued by the State Administration of Foreign Exchange (“SAFE”) on January 5, 2007. Both took effect on February 1, 2007. Under these regulations, all foreign exchange matters involved in an employee stock holding plan, stock option plan or similar plan in which PRC citizens’ participation requires approval from the SAFE or its authorized branch. On March 28, 2007, the SAFE issued the Application Procedure for Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Holding Plans or Stock Option Plans of Overseas Listed Companies, or Notice 78. Under Notice 78, PRC individuals who participate in an employee stock option holding plan or a stock option plan of an overseas listed company are required, through a PRC domestic agent or PRC subsidiary of the overseas listed company, to register with the SAFE and complete certain other procedures. We and our Chinese employees who have been granted shares or stock options pursuant to our share incentive plan are subject to Notice 78. However, in practice, there are significant uncertainties with regard to the interpretation and implementation of Notice 78. We are committed to complying with the requirements of Notice 78. However, we cannot provide any assurance that we or our Chinese employees will be able to qualify for or obtain any registration required by Notice 78. In particular, if we and/or our Chinese employees fail to comply with the provisions of Notice 78, we and/or our Chinese employees may be subject to fines and legal sanctions imposed by the SAFE or other PRC government authorities, as a result of which our business operations and employee option plans could be materially and adversely affected.

The new M&A Rules establish more complex procedures for some acquisitions of Chinese companies by foreign investor which could make it more difficult for us to pursue growth through acquisitions in China.

The New M&A Rules that became effective on September 8, 2006 established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Complying with the requirements of the M&A Rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the Ministry of Commerce, may delay or inhibit our ability to complete such transactions, which could materially adversely affect our ability to grow our business through acquisitions in China.

Risks Relating to our Securities

We may not be able to attract the attention of brokerage firms because we became a public company by means of a reverse acquisition.

Because we became public through a “reverse acquisition,” securities analysts of brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of the Company in the future.

Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for the Company to retain or attract qualified officers and directors, which could adversely affect the management of its business and its ability to obtain or retain listing of its common stock.

The Company may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

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Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. The Company may have difficulty attracting and retaining directors with the requisite qualifications. If the Company is unable to attract and retain qualified officers and directors, the management of its business and its ability to obtain or retain listing of our shares of common stock on any stock exchange (assuming the Company elects to seek and are successful in obtaining such listing) could be adversely affected.

If the Company fails to maintain an effective system of internal controls, it may not be able to accurately report its financial results or detect fraud. Consequently, investors could lose confidence in the Company’s financial reporting and this may decrease the trading price of its stock.

The Company must maintain effective internal controls to provide reliable financial reports and detect fraud. The Company has been assessing its internal controls to identify areas that need improvement. It is in the process of implementing changes to internal controls, but has not yet completed implementing these changes. Failure to implement these changes to the Company’s internal controls or any others that it identifies as necessary to maintain an effective system of internal controls could harm its operating results and cause investors to lose confidence in the Company’s reported financial information. Any such loss of confidence would have a negative effect on the trading price of the Company’s stock.

Voting power of our shareholders is highly concentrated by insiders.

Our officers and directors and affiliates own approximately 97.5% of our outstanding common shares. Such concentrated control of the Company may adversely affect the value of our common shares. If you acquire our common shares, you may have no effective voice in our management. Sales by our insiders or affiliates, along with any other market transactions, could affect the value of our common shares.

Our articles of incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our Common Stock.

Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board of Directors have the authority to issue up to 10,000,000 shares of our preferred stock terms of which may be determined by the Board without further stockholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our Board of Directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders. Although we have no present intention to issue any additional shares of preferred stock or to create any additional series of preferred stock, we may issue such shares in the future.

You may experience dilution of your ownership interests because of the future issuance of additional common shares.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our shareholders. We may also issue additional shares of our securities that are convertible into or exercisable for ordinary shares, as the case may be, in connection with hiring or retaining employees, future acquisitions, future sales of its securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares may create downward pressure on the value of our securities. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which our shares may be valued or are trading in a public market.

We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our common stock

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our stock price and trading volume may be volatile, which could result in substantial losses for our stockholders.

The equity trading markets may experience periods of volatility, which could result in highly variable and unpredictable pricing of equity securities. The market price of our common stock could change in ways that may or may not be related to our business, our industry or our operating performance and financial condition. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. We have experienced significant volatility in the price of our stock over the past few years. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. In addition, the stock markets in general can experience considerable price and volume fluctuations.

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We have not voluntary implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflict of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. While we intend to adopt certain corporate governance measures such as a code of ethics and established an audit committee, Nominating and Corporate Governance Committee, and Compensation Committee of our board of directors, we presently do not have any independent directors. We intend to expand our board membership in future periods to include independent directors. It is possible that if we were to have independent directors on our board, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of both corporate governance measures and independent directors in formulating their investment decisions.

If a public market for our common stock develops, trading will be limited under the SEC’s penny stock regulations, which will adversely affect the liquidity of our common stock.

The trading price of our common stock is less than $5.00 per share and, as a result, our common stock is considered a "penny stock," and trading in our common stock would be subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. Generally, the broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market. An active and liquid market in our common stock may never develop due to these factors.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management;

•	Our ability to raise capital when needed and on acceptable terms and conditions;

•	The intensity of competition;

•	General economic conditions;

•	Changes in regulations;

•	Whether the market for healthcare services continues to grow, and, if it does, the pace at which it may grow; and

•	Our ability to compete against large competitors in a rapidly changing market.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements. Our Plan of Operation should be read in conjunction with our financial statements included herein.

Overview

On October 19, 2016, we entered into and closed a Share Exchange Agreement with the shareholders of Avalon Healthcare System, Inc., a Delaware corporation (“AHS”), each of which are accredited investors (“AHS Shareholders”) pursuant to which we acquired 100% of the outstanding securities of AHS in exchange for 50,000,000 shares of our common stock (the “AHS Acquisition”). Considering that, following the merger, the AHS Shareholders control the majority of our outstanding voting common stock and we effectively succeeded our otherwise minimal operations to those that are theirs, AHS is considered the accounting acquirer in this reverse-merger transaction.  A reverse-merger transaction is considered, and accounted for as, a capital transaction in substance; it is equivalent to the issuance of AHS securities for our net monetary assets, which are deminimus, accompanied by a recapitalization. Accordingly, we have not recognized any goodwill or other intangible assets in connection with this reverse merger transaction. AHS is the surviving and continuing entities and the historical financials following the reverse merger transaction will be those of AHS.  We were a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately prior to our acquisition of AHS pursuant to the terms of the Share Exchange Agreement.  As a result of such acquisition, our operations now are focused on providing outsourced, customized international healthcare services to the rapidly changing health care industry primarily focused in the Peoples Republic of China. We are also pursuing the provision of these services in the United States as well as certain strategic partnerships and property ownership and management. AHS owns 100% of the capital stock of Avalon (Shanghai) Healthcare Technology Co., Ltd. (“Avalon Shanghai”), which is a wholly foreign-owned enterprise organized under the laws of the People’s Republic of China (“PRC” or “China”). Avalon Shanghai was incorporated on April 29, 2016 and is engaged in medical related consulting services for customers. Consequently, we believe that acquisition has caused us to cease to be a shell company as we no longer have nominal operations.

Going concern

We have incurred net losses of approximately $208,000 since May 18, 2015 (date of inception), through June 30, 2016. The report of our independent registered public accounting firm on our financial statements for the period from May 18, 2015 (date of inception) through December 31, 2015 contained an explanatory paragraph regarding our ability to continue as a going concern based upon our net loss, working capital deficit, had not yet generated any revenue, cash used in operating activities and the current cash balance cannot be projected to cover the operating expenses for the next twelve months from the release date of this report. These factors, among others, raised substantial doubt about our ability to continue as a going concern. Our financial statements appearing elsewhere in this report do not include any adjustments that might result from the outcome of this uncertainty. There are no assurances we will be successful in our efforts to generate significant revenues or report profitable operations or to continue as a going concern, in which event investors would lose their entire investment in our company.

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Our ability to continue as a going concern is dependent upon our ability to carry out our business plan, achieve profitable operations, obtain additional working capital funds from our significant shareholders, and or through debt and equity financings. However, there can be no assurance that any additional financings will be available to us on satisfactory terms and conditions, if any.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

Critical accounting policies and estimates

Our discussion and analysis of our financial condition and results of operations are based upon our unaudited consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these unaudited consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to income taxes. We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements.

Revenue recognition

We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured.

Revenue from our consulting contracts is recognized when it is earned pursuant to the terms of the contract. Each contract is unique and tailored to the needs of the customer and goals of the project. Each contract calls for a fixed payment in a fixed period of time. These contracts generally involve some sort of up-front payment. These projects are usually billed monthly based on costs, hours, or some other measure of activity during the month and revenue is recognized as services are provided. If there is substantive acceptance terms then revenue will not be recognized until acceptance occurs. The Company had yet to generate any revenue since date of inception, May 18, 2015, through June 30, 2016.

Recent accounting pronouncements

Accounting standards that have been issued or proposed by Financial Accounting Standards Board (“FASB”) that do not require adoption until a future date are not expected to have a material impact on the unaudited consolidated financial statements upon adoption. We do not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to our financial condition, results of operations, cash flows or disclosures.

Results of Operations

Three and Six Months Ended June 30, 2016 and for the Period from May 18, 2015 (date of inception) through June 30, 2015

Revenue

We did not generate any revenue for the three and six months ended June 30, 2016 and for the period from May 18, 2015 (date of inception) through June 30, 2015.

Operating expenses

For the three and six months ended June 30, 2016 and for the period from May 18, 2015 (date of inception) through June 30, 2015, operating expenses consisted of the following:

		For the Period from
	For the Three Months Ended	May 18, 2015 (Date of Inception) through	For the Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016
Professional fees	$41,000	$1,300	$77,075
Other general and administrative	5,052	2,933	28,456
	$46,052	$4,233	$105,531

•	Professional fees primarily consisted of accounting fees, consulting fees, investor relations service charges and other fees incurred for service related to becoming a public company.

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•	Other general and administrative expenses mainly consisted of travel expenses, office supplies, bank service charge and other miscellaneous items.

Other income

Other income includes interest income from bank deposits, which amounted to $52, $60, and $0, for the three and six months ended June 30, 2016, and for the period from May 18, 2015 (date of inception) through June 30, 2015, respectively.

Net loss

As a result of the factors described above, our net loss for the three and six months ended June 30, 2016 was $46,000 and $105,471, respectively. Our net loss for the period from May 18, 2015 (date of inception) through June 30, 2015 was $4,233.

Foreign currency translation adjustment

Our reporting currency is the U.S. dollar. The functional currency of our parent company, Avalon Healthcare System Inc., is the U.S. dollar and the functional currency of our subsidiary of Avalon (Shanghai) Healthcare Technology Co., Ltd. which is incorporated in China, is the Chinese Renminbi (“RMB”). The financial statements of our subsidiary which is incorporated in China are translated to U.S. dollars using period end rates of exchange for assets and liabilities, and average rates of exchange (for the period) for revenue, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the unaudited consolidated statements of operations and comprehensive loss. As a result of foreign currency translations, which are a non-cash adjustment, we reported a foreign currency translation gain of $215 for the three and six months ended June 30, 2016 and $0 for the period from May 18, 2015 (date of inception) through June 30, 2015. This non-cash gain had the effect of decreasing our reported comprehensive loss.

Comprehensive loss

As a result of our foreign currency translation adjustment, we had comprehensive loss for the three and six months ended June 30, 2016 of $45,785 and $105,256, respectively. We had comprehensive loss for the period from May 18, 2015 (date of inception) through June 30, 2015 of $4,233.

Period from May 18, 2015 (date of inception) through December 31, 2015

Revenue

For the period from May 18, 2015 (date of inception) through December 31, 2015, we did not generate any revenue.

Operating expenses

For the period from May 18, 2015 (date of inception) through December 31, 2015, operating expenses amounted to $102,380 and consisted of the following:

Professional fees	$83,900
Other general and administrative	18,480
$102,380

•	Professional fees primarily consisted of accounting fees, consulting fees, investor relations service charges and other fees incurred for service related to becoming a public company.

•	Other general and administrative expenses mainly consisted of travel expenses, office supplies, bank service charge and other miscellaneous items.

Other income

Other income includes interest income from bank deposits, which amounted to $8 for the period from May 18, 2015 (date of inception) through December 31, 2015.

Net loss

As a result of the factors described above, our net loss for the period from May 18, 2015 (date of inception) through December 31, 2015 was $102,372.

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Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis. At June 30, 2016 and December 31, 2015, we had cash balance of approximately $611,000 and $110,000, respectively.

Our working capital increased approximately $36,000 to working capital of approximately $22,000 at June 30, 2016 from working capital deficit (current liabilities exceeded current assets) of approximately $13,000 at December 31, 2015. The increase in working capital was primarily attributable to an increase in cash of approximately $502,000, offset by an increase in advance from customers – related parties of approximately $453,000 and an increase in due to related parties of approximately $9,000.

Net cash flow provided by operating activities for the six months ended June 30, 2016 was approximately $352,000, which primarily reflected changes in operating assets and liabilities consisting of an increase in accounts payable and accrued liabilities of approximately $2,000, an increase in accounts payable and accrued liabilities – related party of approximately $3,000, and an increase in advance from customers – related parties of approximately $453,000, offset by net loss of approximately $105,000.

Net cash flow provided by operating activities for the period from May 18, 2015 (date of inception) through June 30, 2015 was $0, which primarily reflected changes in operating assets and liabilities consisting of an increase in accounts payable and accrued liabilities of approximately $1,000, and an increase in accounts payable and accrued liabilities – related party of approximately $3,000, offset by net loss of approximately $4,000.

Net cash flow provided by financing activities was approximately $150,000 for the six months ended June 30, 2016. During the six months ended June 30, 2016, we received advance from related parties of approximately $9,000 and received owners’ contribution of approximately $141,000, in funding our operations. During the period from May 18, 2015 (date of inception) to June 30, 2015, we did not incur any financing activity.

Our primary uses of cash have been for fees paid to third parties for professional services. All funds received have been expended in the furtherance of growing the business. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

•	An increase in working capital requirements to finance our current business;

•	Addition of administrative and sales personnel as the business grows; and

•	The cost of becoming and being a public company.

We currently have no material commitments for capital expenditures. We will need to raise funds, particularly if we are unable to generate positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our available cash will be insufficient to satisfy our cash requirements under our present operating expectations. Other than working capital and advance received from related parties, we presently have no other significant alternative source of working capital. We have used these funds to fund our operating expenses, pay our obligations and grow our company. We will need to raise significant capital to fund our operations and to provide working capital for our ongoing operations and obligations. We do not anticipate we will be profitable in the rest of fiscal 2016. Therefore, our future operation is dependent on our ability to secure financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. The inability to obtain capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain financing, we will be required to cease our operations. To date, we have not considered this alternative, nor do we view it as a likely occurrence.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

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The following tables summarize our contractual obligations as of June 30, 2016, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

	Payments Due by Period
Contractual obligations:	Total	Less than 1 year	1-3 years	3-5 years	5+ years
Consulting service contract	$42,000	$42,000	$-	$-	$-
Total	$42,000	$42,000	$-	$-	$-

Off-balance sheet arrangements

We presently do not have off-balance sheet arrangements.

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MANAGEMENT

Executive Officers and Directors

Below are the names and certain information regarding our executive officers and directors.

Name	Age	Position
Wenzhao Lu	57	Chairman of the Board of Directors of the Company and AHS
David Jin, MD, PhD	48	Chief Executive Officer, President and Director of the Company and AHS
Meng Li	38	Chief Operating Officer, Secretary and Director of the Company and AHS and the sole executive officer and director of Avalon Shanghai

Background of Executive Officers and Directors

Wenzhao Lu, Chairman of the Board of Directors of the Company and AHS

Mr. Wenzhao Lu is Chairman of the Board of the Company and AHS. He is a seasoned healthcare entrepreneur with extensive operation in China. He has been serving as Chairman of the Board for the DaoPei Medical Group (“DPMG”) since 2010. Under his leadership, DPMG has recently expanded its clinical network involving a state-of-the-art stem cell bank at Wuhan Biolake, three top-ranked private hospitals (located in Beijing, Shanghai, and Hebei), specialty hematology laboratories, as well as a hematology research institute, with more than 100 partnering and collaborating hospitals in China. DPMG was founded by Professor Daopei Lu, a renowned hematologist pioneering in hematopoietic stem cell transplant and member of the Academy of Engineering in China. Mr. Wenzhao Lu received a Bachelor of Arts from Temple University Tyler School of Arts in 1988 and subsequently worked as senior Art Director at Ogilvy & Mather Advertising Company. Prior to joining DPMG, Mr. Lu served as Chief Operating Officer for BioTime Asia Limited which is a subsidiary of BioTime, Inc. (NYSE/AMEX: BTX) in 2009.

David Jin, Chief Executive Officer, President and Director of the Company and AHS

Dr. David Jin, MD, PhD, a director and Chief Executive Officer of the Company and AHS.  From 2009 to 2016, Dr. Jin has served as the Chief Medical Officer of BioTime, Inc. (NYSE MKT: BTX), a clinical stage regenerative medicine company with a focus on pluripotent stem cell technology.  Dr. Jin also acts as a senior translational clinician-scientist at the Howard Hughes Medical Institute and the Ansary Stem Cell Center at Weill Cornell Medical College of Cornell University. Prior to his current endeavors, Dr. Jin was Chief Consultant/Advisor for various biotech/pharmaceutical companies regarding hematology, oncology, immunotherapy and stem cell-based technology development. Dr. Jin has been Principle Investigator in more than 15 pre-clinical and clinical trials, as well as author/co-author of over 80 peer-reviewed scientific abstracts, articles, reviews, and book chapters. Dr. Jin studied medicine at SUNY Downstate College of Medicine in Brooklyn, NY.   He received his clinical training and subsequent faculty tenure at the New York-Presbyterian Hospital (the teaching hospital for both Cornell and Columbia Universities) in the areas of internal medicine, hematology, and clinical oncology. Dr. Jin was honored as Top Chief Medical Officer by ExecRank in 2012, as well as recognized as Leading Physicians of the World in 2015.

Meng Li, Chief Operating Officer, Secretary and Director of the Company and AHS and the sole executive officer and director of Avalon Shanghai

Ms. Meng Li is Chief Operating Officer, Secretary and a member of the Board of Directors. Ms. Li has over 15 years of executive experience in international marketing, branding, communication, and media investment consultancy. Ms. Li served as Managing Director at Maxus/GroupM (a WPP Group company) where she was responsible for business P&L and corporate management from 2006 to 2015. Prior to joining Maxus/Group M, Ms. Li worked for Zenithmedia (a Publicis Group company) from 2000-2006 as Senior Manager. Ms. Li received a Bachelor of Arts in International Economic Law from University of Dalian Maritime University, China.

Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at its annual meeting, to hold such office until an officer’s successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors (“Board”) is primarily responsible for overseeing our risk management processes on behalf of the Company.  The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. In addition, the Board focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the board’s appetite for risk. While the Board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

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Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions because of the small number of persons involved in the management of the Company.

Nominating Committee

We have not adopted any procedures by which security holders may recommend nominees to our Board of Directors.

Audit Committee

The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert.

Executive Compensation

Summary Compensation Table

AHS and the Company have not paid executive compensation for the period from May 18, 2015 (date of inception) through December 31, 2015.

Outstanding Equity Awards at Fiscal Year-End

AHS and the Company have not issued any equity awards for the period from May 18, 2015 (date of inception) through December 31, 2015.

Director Compensation

AHS and the Company have not paid executive compensation for the period from May 18, 2015 (date of inception) through December 31, 2015.

Risk Management

The Company does not believe risks arising from its compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

Currently, the Board of Directors does not have any standing audit, nominating or compensation committees, or committees performing similar functions. The directors collectively perform the duties of an audit committee and nominating committee, which prior to the Acquisition were performed by the Company’s sole Director.

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Certain Relationships and Related Transactions, and Director Independence

On September 14, 2016, AHS entered into a stock purchase agreement (the "September Agreement") to acquire 1,500,000 shares of restricted common stock (the “Control Shares”) of the Company owned by Yair Gutman for a purchase price of $230,000. Upon purchase of the Control Shares, AHS beneficially owned shares of common stock representing control of the Company. AHS subsequently assigned the Control Shares to its three shareholders resulting in Wenzhao Lu receiving 900,000 shares, David Jin receiving 450,000 shares and Meng Li receiving 150,000 shares. On October 19, 2016, the Company acquired AHS from Wenzhao Lu, David Jin and Meng Li in consideration of an aggregate of 50,000,000 shares of common stock of the Company of which Wenzhao Lu received 30,000,000 shares, David Jin received 15,000,000 shares and Meng Li received 5,000,000 shares. Each of Wenzhao Lu, David Jin and Meng Li serve as executive officers and/or directors of the Company and AHS.

As of June 30, 2016, AHS owed Dr. Jin, its shareholder, chief executive officer, president and board member, of $20,565 for travel reimbursements.

As of June 30, 2016, AHS received an aggregate of $452,500 of prepayments from customers for services that had not yet been provided. Wenzhao Lu, our Chairman and significant shareholder, is the Chairman of each of the three clients that provided the prepayments.

From time to time, our executive officers and directors provided advances to us to supplement our working capital needs. Those advances are short-term in nature, non-interest bearing, unsecured and payable on demand. As of June 30, 2016, Dr. Jin, Ms. Li and Mr. Lu were owed $500, $87,650 and $9,000, respectively, as short-term advances.

Director Independence

None of our directors is independent as that term is defined under the Nasdaq Marketplace Rules.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of October 19, 2016 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. The numbers below reflect a 1:4 reverse stock split implemented on October 18, 2016. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)
Wenzhao Lu *	30,900,000	58.5%
David Jin, MD, PhD *	15,450,000	29.3%
Meng Li *	5,150,000	9.7%

All officers and directors as a group (3 persons)	51,500,000	97.5%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Avalon Globocare Corp., 83 South Street, Suite 101, Freehold, New Jersey 07728.

(2)	Applicable percentage ownership is based on 52,806,122 shares of common stock outstanding as of October 19, 2016, together with securities exercisable or convertible into shares of common stock within 60 days of October 19, 2016 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of October 19, 2016 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

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DESCRIPTION OF SECURITIES

The Company’s authorized capital stock consists of 490,000,000 shares of common stock at a par value of $0.0001 per share and 10,000,000 shares of preferred stock at a par value of $0.0001 per share.  As of October 19, 2016, there are 52,806,122 shares of the Company’s common stock issued and outstanding that are held by approximately 36 stockholders of record.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.  A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock trades on the OTCQB. We initially traded under the symbol GTHC. Our symbol on the OTCQB will be GTHCD for 20 business days from October 18, 2016 (the “Notification Period”). Following the Notification Period, our symbol will be changed to “AVCO”. There has been no active trading and no high or low bid prices.

Holders of our Common Stock

As of October 19, 2016, there were approximately 36 stockholders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form. The stock transfer agent for our securities is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598.

Dividends

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company does not have an authorized equity compensation plan.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s directors and executive officers are indemnified as provided by the Delaware General Corporation Law and its Bylaws. These provisions state that the Company’s directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment.  Such indemnification is at the discretion of the Company’s board of directors and is subject to the Securities and Exchange Commission’s policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, The Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 3.02  Unregistered Sales of Equity Securities.

On October 19, 2016, we entered into and closed a Share Exchange Agreement with the shareholders of Avalon Healthcare System, Inc., a Delaware corporation (“AHS”), each of which are accredited investors (“AHS Shareholders”) pursuant to which we acquired 100% of the outstanding securities of AHS in exchange for 50,000,000 shares of our common stock (the “AHS Acquisition”).

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On October 19, 2016, we issued 1,056,122 shares of common stock to a third party for legal services rendered.

The offers, sales, and issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act of 1933 or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited or sophisticated person and had adequate access, through employment, business or other relationships, to information about us.

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.06  Change in Shell Company Status.

As a result of the consummation of the AHS Acquisition described in Item 1.01 of this Current Report on Form 8-K, we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01 Financial Statements and Exhibits

Financial Statements of Business Acquired

(a)	Filed herewith are the following:

Audited Financial Statements of Avalon Healthcare System, Inc. as of December 31, 2015 and for the period from May 18, 2015 (date of inception) through December 31, 2015 (Exhibit 99.1)

Unaudited Financial Statements of Avalon Healthcare System, Inc. as of June 30, 2016 and for the three and six months ended June 30, 2016 (Exhibit 99.2)

(b)	Pro Forma Financial Information

See Exhibit 99.3

(c)	Shell Company Transactions

See (a) and (b) of this Item 9.01.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation filed pursuant to Delaware General Corporation Law

3.2	Certificate of Correction to the Certificate of Amendment of Certificate of Incorporation filed pursuant to Delaware General Corporation Law

10.1	Share Exchange Agreement dated as of October 19, 2016 by and among Avalon Healthcare System, Inc., the shareholders of Avalon Healthcare System, Inc. and Avalon Globocare Corp.

14.1	Code of Ethics

21.1	List of Subsidiaries

99.1	Audited Financial Statements of Avalon Healthcare System, Inc. as of December 31, 2015 and for the period from May 18, 2015 (date of inception) through December 31, 2015

99.2	Unaudited Financial Statements of Avalon Healthcare System, Inc. as of June 30, 2016 and for the six months ended June 30, 2016

99.3	Pro forma Financial Information.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Dated: October 19, 2016	By:	/s/ David Jin
Name: David Jin
Title: Chief Executive Officer, President and Director

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